EXHIBIT 99.1

RESCARE FOURTH QUARTER AND FULL YEAR 2012 RESULTS

Fourth Quarter 2012 Financial Results

Revenues for the fourth quarter of 2012 were $405.0 million, which was a 1.8% increase over prior year period revenues of $397.9 million.  Increased revenues from acquisitions in our Residential and HomeCare segments since the third quarter of 2011 were offset by contract losses and modifications in Workforce Services and other segments.

Income from continuing operations was $18.2 million for the fourth quarter of 2012, compared with $11.4 million in the same period of 2011.  The increase is due to gross profit improvement and leverage of operational general and administrative costs, lower share-based compensation and interest expense, which were partially offset by higher depreciation and income tax expenses.  Adjusted EBITDA for the fourth quarter of 2012 was $45.9 million versus $36.5 million in the prior year quarter.

Full Year 2012 Financial Results

Revenues for full year 2012 increased 1% over 2011 to $1.6 billion.  Income from continuing operations was $41.0 million in 2012 compared with $41.8 million in 2011.  Adjusted EBITDA for 2012 was $146.7 million versus $129.3 million in 2011.  Reconciliations of non-GAAP financial measures follow on pages 3 and 6 of this release.

The Company ceased providing international workforce services in Europe during the second quarter of 2011.  The closure and disposal of these operations have been accounted for as discontinued operations.  Accordingly, the results of these operations, net of income taxes, have been classified as discontinued operations for all periods presented.

-MORE-

RES-CARE, INC.
Unaudited Financial Highlights
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Income Statement Data:
Revenues	$405,027	$397,892	$1,599,109	$1,579,335
Cost of services	298,074	297,559	1,194,494	1,190,410
Gross profit	106,953	100,333	404,615	388,925
Operating expenses:
Operational general and administrative	57,426	56,799	233,838	229,254
Corporate general and administrative	12,713	16,247	61,618	55,771
Total operating expenses	70,139	73,046	295,456	285,025

Operating income	36,814	27,287	109,159	103,900

Interest expense, net	8,182	10,302	35,257	42,059
Loss on extinguishment of debt	—	—	7,129	—
Income from continuing operations before income taxes	28,632	16,985	66,773	61,841
Income tax expense	10,397	5,606	25,760	20,005
Income from continuing operations	18,235	11,379	41,013	41,836
Income from discontinued operations, net of tax	—	715	—	11,156
Net income	18,235	12,094	41,013	52,992
Net loss – noncontrolling interest	(25)	(46)	(110)	(171)
Net income – Res-Care, Inc.	18,260	12,140	41,123	53,163

Other comprehensive income:
Foreign currency translation adjustments	(88)	252	206	(433)
Comprehensive income attributable to Res-Care, Inc.	$18,172	$12,392	$41,329	$52,730
Total comprehensive income	$18,147	$12,346	$41,219	$52,559

-MORE-

RES-CARE, INC.
Unaudited Financial Highlights (continued)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Income from Continuing Operations to EBITDA and Adjusted EBITDA:
Income from continuing operations	$18,235	$11,379	$41,013	$41,836
Add: Interest, net	8,182	10,302	35,257	42,059
Loss on extinguishment of debt	—	—	7,129	—
Depreciation and amortization	8,162	6,773	33,371	20,929
Income tax expense	10,397	5,606	25,760	20,005
EBITDA (1) (2)	44,976	34,060	142,530	124,829
Add: Onex transaction costs	—	—	—	1,737
Share-based compensation	891	2,383	3,836	2,383
Acquisition costs	—	60	339	326
Adjusted EBITDA (1)	$45,867	$36,503	$146,705	$129,275

	December 31, 2012	December 31, 2011
Balance Sheet Data:
ASSETS

Cash and cash equivalents	$50,134	$25,651
Accounts receivable, net	228,377	221,089
Other current assets	39,705	50,316
Total current assets	318,216	297,056
Property and equipment, net (2)	97,030	84,893
Goodwill	288,265	267,697
Other intangible assets, net	321,293	314,954
Other assets	27,154	27,658
	$1,051,958	$992,258

LIABILITIES AND SHAREHOLDER’S EQUITY

Current liabilities	$175,174	$174,337
Other long-term liabilities	162,722	153,770
Long-term debt	370,052	365,196
Shareholder’s equity	344,010	298,955
	$1,051,958	$992,258

(1)
EBITDA is defined as income from continuing operations before depreciation and amortization, net interest expense, loss on extinguishment of debt and income taxes.  Adjusted EBITDA is defined as EBITDA before Onex transaction costs, share-based compensation and acquisition costs.  EBITDA and Adjusted EBITDA should not be considered as measures of financial performance under accounting principles generally accepted in the United States of America.  The items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance.  Management routinely calculates and presents EBITDA and Adjusted EBITDA because it believes that EBITDA and Adjusted EBITDA are useful to investors and are used as analytical indicators within the industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  EBITDA is also used in measurements under certain covenants contained in the Company’s credit agreement.

(2)
In 2012, the Company corrected our vehicle fleet lease treatment from operating leases to capital leases.  The impact to EBITDA for the three months and twelve months ended December 31, 2012 was an increase of $1.8 million and $7.0 million respectively.  The impact to the balance sheet was an increase in net property and equipment and capital leases of $16.5 million and $17.3 million respectively.  From a comparability perspective, the prior year’s impact to the consolidated balance sheet is similar.

-MORE-

RES-CARE, INC.
Unaudited Financial Highlights (continued)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Cash Flow Data:
Net income	$18,235	$12,094	$41,013	$52,992
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	8,162	6,773	33,371	20,992
Amortization of discount and deferred debt issuance costs	870	687	2,961	2,943
Share-based compensation	891	2,383	3,836	2,383
Deferred income taxes, net	2,440	178	4,062	4,450
Provision for losses on accounts receivable	1,442	889	5,679	5,851
Write down on assets held for sale	—	—	—	1,642
Loss on extinguishment of debt, net of original issue discount paid	—	—	6,400	—
Loss on sale of assets	162	103	238	481
Changes in operating assets and liabilities	5,864	6,130	(17,239)	(19,122)
Cash provided by operating activities	38,066	29,237	80,321	72,612

Cash flows from investing activities:
Proceeds from sale of assets	86	4	166	221
Purchases of property and equipment	(4,161)	(4,374)	(15,485)	(13,507)
Acquisitions of businesses, net of cash acquired	(8,613)	(5,303)	(30,690)	(23,106)
Cash used in investing activities	(12,688)	(9,673)	(46,009)	(36,392)

Cash flows from financing activities:
Debt repayments, net	(4,165)	(5,670)	(5,752)	(38,916)
Debt issuance costs	(1)	—	(4,008)	(561)
Funds contributed by co-investors	—	—	—	1,400
Cash used in financing activities	(4,166)	(5,670)	(9,760)	(38,077)
Effect of exchange rate on cash and cash equivalents	(162)	93	(69)	(44)
Increase (decrease) in cash and cash equivalents	$21,050	$13,987	$24,483	$(1,901)

-MORE-

RES-CARE, INC.
Unaudited Financial Highlights (continued)
(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Segment Data:
Revenues:
Residential Services	$226,717	$217,634	$885,633	$853,474
ResCare HomeCare	87,120	84,180	336,968	321,832
Youth Services	44,347	47,159	180,552	185,143
Workforce Services	46,843	48,919	195,956	218,886
Consolidated	$405,027	$397,892	$1,599,109	$1,579,335

Adjusted Operating Income(1):
Residential Services	$34,689	$29,730	$122,062	$103,749
ResCare HomeCare	7,144	5,697	22,799	22,915
Youth Services	3,223	3,991	13,696	14,899
Workforce Services	4,366	4,198	12,117	18,352
Corporate	(12,608)	(16,329)	(61,515)	(54,278)
Consolidated	$36,814	$27,287	$109,159	$105,637

Adjusted Operating Margin(1):
Residential Services	15.3%	13.7%	13.8%	12.2%
ResCare HomeCare	8.2%	6.8%	6.8%	7.1%
Youth Services	7.3%	8.5%	7.6%	8.0%
Workforce Services	9.3%	8.6%	6.2%	8.4%
Corporate	(3.1%)	(4.1%)	(3.8%)	(3.4%)
Consolidated	9.1%	6.9%	6.8%	6.7%

(1)	Other (expense) income, which is included with corporate general and administrative expenses per the Income Statement Data on page 2, has been allocated for purposes of segment reporting.

-MORE-

RES-CARE, INC.
Unaudited Financial Highlights (continued)
(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Reconciliation of Operating Income to Adjusted Operating Income:
Operating Income:
Residential Services	$34,689	$29,730	$122,062	$103,749
ResCare HomeCare	7,144	5,697	22,799	22,915
Youth Services	3,223	3,991	13,696	14,899
Workforce Services	4,366	4,198	12,117	18,352
Corporate(1)	(12,608)	(16,329)	(61,515)	(56,015)
Consolidated	$36,814	$27,287	$109,159	$103,900

Adjustments:
Residential Services	$—	$—	$—	$—
ResCare HomeCare	—	—	—	—
Youth Services	—	—	—	—
Workforce Services	—	—	—	—
Corporate(1)	—	—	—	1,737
Consolidated	$—	$—	$—	$1,737

Adjusted Operating Income:
Residential Services	$34,689	$29,730	$122,062	$103,749
ResCare HomeCare	7,144	5,697	22,799	22,915
Youth Services	3,223	3,991	13,696	14,899
Workforce Services	4,366	4,198	12,117	18,352
Corporate	(12,608)	(16,329)	(61,515)	(54,278)
Consolidated	$36,814	$27,287	$109,159	$105,637

(1)	The twelve month period ended December 31, 2011, included $1.7 million related to the Onex transaction costs.

-END-